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                                                                   Exhibit 1(d)


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                            KIMCO REALTY CORPORATION
                            (a Maryland Corporation)


                                 TERMS AGREEMENT



                                                      Dated:  November 13, 2001
To:      Kimco Realty Corporation
         3333 New Hyde Park Road
         Suite 100
         New Hyde Park, New York  11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

         We (the "Underwriter") understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell the number of shares of Common Stock, $.01 par value per share, set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title of Securities:  Common Stock, $.01 par value per share
Number of Shares:  1,500,000
Public offering price per share:  $49.27
Purchase price per share:  $46.81
Number of Option Securities:  Not Applicable
Delayed Delivery Contracts:  Not Applicable
Closing date and location: November 19, 2001;
                           Latham & Watkins, New York, New York

         All the provisions contained in the document attached as Annex A hereto entitled "Kimco Realty Corporation--Common Stock, Warrants to Purchase Common Stock, Preferred Stock and Depositary Shares--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

                                      -35-

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         Please accept this offer on November 13, 2001, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          EDWARD D. JONES & CO., L. P.



                                          By: /s/ T. William Hizar, Jr.
                                              ---------------------------------
                                              Name:  T. William Hizar, Jr.
                                              Title:  Principal

ACCEPTED:

KIMCO REALTY CORPORATION



By: /s/ Glenn G. Cohen
    ---------------------------
      Name:  Glenn G. Cohen
      Title:  Vice-President and Treasurer



                                      -36-